Exhibit 10.11

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is between Marqeta, Inc. (the “Company”) and Omri Dahan (“Employee”) (together “the Parties”).

Employee was employed by the Company and the Parties have entered into an Employee Confidential Information and Inventions Assignment Agreement (the “Confidentiality Agreement”); and

Employee and the Company have mutually agreed that Employee’s employment with the Company is ending and the Company and Employee have mutually agreed to release each other from any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands arising from or related to the employment relationship or Employee’s separation from the Company, including, but not limited to, any and all claims that the Employee may have against the Company and any of the Releasees as defined below.

The Parties agree as follows:

1.    Separation Date. Employee and the Company have agreed that Employee’s employment with the Company as its Chief Revenue Officer ended on February 1, 2021. Thereafter, Employee shall remain employed by the Company as a non-executive employee at his current rate of pay (i.e., $350,000 in annual base salary) and benefits until the first to occur of a) April 1, 2021; or b) the signing of Marqeta’s renewal of the specific agreed- upon project renewal (the first to occur of (a) or (b) shall be the “Separation Date”).

2.    Payments.

(a)    Severance. Within seven (7) days of the Separation Date, the Company shall pay Employee a one-time lump sum payment of Two Hundred Sixty-Two Thousand Five Hundred Dollars ($262,500.00), less applicable withholding.

(b)    Computer. Employee shall be permitted to retain his Company issued computer, provided, however, that all Company information and intellectual property from that computer shall be removed by the Company by the Separation Date.

3.    Post-Employment Cooperation. For the twelve month period after his employment terminates, Employee agrees to cooperate with and assist the Company and Releasees, including but not limited to providing prompt, accurate and complete responses to questions, producing requested documents, submitting requested declarations attesting to facts known by the Employee, and preparing for, submitting to and attending any deposition or trial in which his testimony is requested by the Company in any action against the Company. The Company will pay Employee the hourly rate of Four Hundred Dollars ($400.00) per hour, plus reasonable and necessary expenses for any services or travel subsequent to the Separation Date upon Employee’s submission of invoices and receipts for any and all pre-approved services and expenses.

4.    Stock. The Parties acknowledge and agree that as of the Effective Date, Employee (and his affiliated entities) holds 9,259,248 vested shares of the Company’s common stock. Additionally, pursuant to the Employee’s early exercise on February 11, 2021 of the stock options granted to the Employee on February 24, 2019 (the “2019 Option”) and May 5, 2020 (the “2020 Option,” and with the 2019 Option, the “Options”), the Parties acknowledge and agree that, as of the Effective Date, Employee holds 23,426 unvested shares subject to the 2019 Option and 9,375 unvested shares subject to the 2020 Option (collectively, the “Unvested Shares”). Notwithstanding any term of the Company’s 2011 Equity Incentive Plan (the “Plan”), the applicable stock option agreement or the Options, the parties hereby acknowledge and agree that (x) the Options and each underlying stock option agreement are hereby amended such that on the Effective Date an additional number of shares subject to the Options shall become vested equal to that number of shares that, absent Employee’s cessation of employment, were scheduled to become vested through April 1, 2021 and, further, that (y) the vesting provisions of the Options are hereby amended such that Employee shall cease vesting under the Options as of the Effective Date.

5.    Benefits. Employee’s health insurance benefits shall cease on the last day of the calendar month in which the Separation Date occurs subject to Employee’s right to continue Employee’s health insurance under COBRA and/or Cal-COBRA. Provided that Employee timely elects continuation coverage, then the Company agrees to reimburse Employee, for COBRA or Cal-COBRA, as applicable, insurance continuation costs for nine (9) months after the Separation Date, less applicable withholding. Employee’s participation in all other benefits and incidents of employment shall cease as of the Separation Date.

6.    Payment of Salary and Receipt of All Benefits. Employee acknowledges and represents that, other than (i) the consideration and other amounts described in this Agreement and (ii) his paycheck for the period during which this Agreement is executed, the Company has paid or provided all salary, wages, bonuses, flexible time off, leave, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Employee, in each case, through the date this Agreement is executed. Upon the Separation Date, Employee will receive payment of all then accrued but unpaid compensation and benefits. Prior to the Effective Date, Employee will submit all then unreimbursed business expenses that are properly reimbursable under the Company’s standard policies for executives and Employee represents that other than those expenses submitted, Employee is not owed reimbursement for any other expenses incurred on behalf of the Company. Employee further acknowledges and represents that Employee has received any leave to which Employee was entitled or which Employee requested, if any, under the California Family Rights Act and/or the Family Medical Leave Act, or other similar laws and/or ordinances, and that Employee did not sustain any workplace injury, during Employee’s employment with the Company.

7.    Mutual Release of Claims. Employee agrees that this was a negotiated agreement reached when both parties were represented by counsel, or had the opportunity to be represented by counsel, and with the amount to be paid to Employee and the terms of the Agreement being negotiated between the Parties and the Parties agreed and hereby agree that foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”). Employee, on Employee’s own behalf and on behalf of Employee’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation:

(a)    any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

(b)    any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

(c)    any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

(d)    any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act, except as prohibited by law; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Fair Credit Reporting Act; the Family and Medical Leave Act, except as prohibited by law; the Sarbanes-Oxley Act of 2002; the Uniformed Services Employment and Reemployment Rights Act; the California Family Rights Act; the California Labor Code, and; the California Fair Employment and Housing Act;

(e)    any and all claims for violation of the federal or any state constitution;

(f)    any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

(g)    any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

(h)    any and all claims for attorneys’ fees and costs.

Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. Although this is a general release, it does not apply to: (i) any unemployment insurance claim; (ii) any workers’ compensation insurance benefits to the extent any applicable state law prohibits the direct release of such benefits without judicial or agency approval, with the understanding that such benefits, if any, would only be payable in accordance with the terms of any workers’ compensation coverage or fund of the Company; (iii) continued participation in certain benefits under COBRA (and any state law counterpart), if applicable; (iv) any benefit entitlements vested as of Employee’s last day of employment, pursuant to the terms of any applicable employee benefit plan sponsored by the Company or its affiliates (or otherwise provided by the Company and its affiliates to its employees); (v) any claims that cannot be waived as a matter of law; or (vi) claims that arise after Employee signs this Agreement. Employee represents that Employee has made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this Section. This release does not extend to any claims for indemnification (including but not limited to under the Company’s Bylaws and that certain Indemnification Agreement, dated on or about May 15, 2017, by and between the Company and Employee (as amended from time to time)) or similar rights or benefits (including rights to expense advancement) of Employee arising or occurring prior to the Separation Date pursuant to any agreement or arrangement of the Company or its affiliates (or under any directors and officers liability insurance policy of the Company or its affiliates), to the maximum extent permitted by applicable law, for which Employee shall immediately notify the Company upon his awareness of such a claim.

Company agrees that the foregoing considerations and undertakings represent settlement in full of all outstanding obligations owed to it by Employee. The Company, on its own behalf and on behalf of its predecessors and successors in interest, hereby and forever releases the Employee, his executors, administrators, heirs, successors, representatives, agents, attorneys, and assigns (collectively, “Employee Releasees”), from and against and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that the Company may possess against any of the Employee Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Separation Date and/or Effective Date of this Agreement, whichever is later.

8.    Additional Acknowledgement. Employee further agrees and acknowledges that he has previously advised Employer of all facts or circumstances that he believes may constitute a violation of the legal obligations of Employer and/or the Releasees, including but not limited to any violation of any federal, state or local law or regulation. Employee agrees and acknowledges that to the best of his knowledge (i) all such compliance concerns were resolved to his satisfaction; and (ii) he is not aware of any other compliance issues concerning Employer and/or the Releasees and/or their business practices, or alleged violations by Employer and/or the Releasees.

9.    Acknowledgment of Waiver of Claims under ADEA. Employee understands and acknowledges that Employee is waiving and releasing any rights Employee may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Employee understands and agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Employee understands and acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further understands and acknowledges that Employee has been advised by this writing that: (a) Employee should consult with an attorney prior to executing this Agreement; (b) Employee has twenty-one (21) days within which to consider this Agreement; (c) Employee has seven (7) days following Employee’s execution of this Agreement to revoke this Agreement; and (d) this Agreement shall not be effective until after the revocation period has expired. In the event Employee signs this Agreement and returns it to the Company in less than the 21-day period identified above, Employee hereby acknowledges that Employee has freely and voluntarily chosen to waive the time period allotted for considering this Agreement.

10.    California Civil Code Section 1542. Employee acknowledges that he has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HIS SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Employee, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

11.    No Pending or Future Lawsuits. Employee represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Employee also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any of the other Releasees. Notwithstanding the foregoing, nothing herein prevents any actions or disclosures expressly allowed by the Permitted Disclosures and Actions provision set forth below.

12.    Confidentiality. Except as set forth in the Permitted Disclosures and Actions provisions set forth below, Employee and the Company each agree to maintain in complete confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as “Separation Information”). Except as set forth herein or as otherwise required by law, Employee may disclose Separation Information only to his immediate family members, the Court in any proceedings to enforce the terms of this Agreement, Employee’s counsel, and Employee’s accountant and any professional tax advisor to the extent that they need to know the Separation Information in order to provide advice on tax treatment or to prepare tax returns, and must prevent disclosure of any Separation Information to all other third parties. Employee and the Company agrees that he will not publicize, directly or indirectly, any Separation Information. The Company shall be permitted to disclose the Separation Information to its counsel, its accountant or any professional tax advisor, and as required for a bona fide business transaction.

Employee and the Company acknowledge and agree that the confidentiality of the Separation Information is of the essence. The Parties agree that if the other Party proves that first Party breached this Confidentiality provision, the party proving such breach shall be entitled to an award of its costs spent enforcing this provision, including all reasonable attorneys’ fees associated with the enforcement action, without regard to whether the other can establish actual damages from the other Party’s breach, except to the extent that such breach constitutes a legal action by Employee that directly pertains to the ADEA. Any such individual breach or disclosure shall not excuse the breaching Party from his or its obligations hereunder, nor permit him or it to make additional disclosures. Employee and the Company each warrant that he or it have not disclosed, orally or in writing, directly or indirectly, any of the Separation Information to any unauthorized party.

13.    Permitted Disclosures and Actions. This Agreement does not prohibit or restrict Employee, the Company, or the other Releasees from: (i) disclosing information regarding unlawful acts in the workplace, including, but not limited to, sexual harassment; (ii) initiating communications directly with, cooperating with, providing relevant information, or otherwise assisting in an investigation by (A) the SEC, or any other governmental, regulatory, or legislative body regarding a possible violation of any federal law; or (B) the EEOC or any other governmental authority with responsibility for the administration of fair employment practices laws regarding a possible violation of such laws, or as compelled or requested by lawful process; (iii) responding to any inquiry from any such governmental, regulatory, or legislative body or official or governmental authority, including an inquiry about the existence of this Agreement or its underlying facts or circumstances; or (iv) participating, cooperating, testifying, or otherwise assisting in any governmental action, investigation, or proceeding relating to a possible violation of any such law, rule or regulation. Employee is, however, waiving any right to recover money in connection with any agency charge or agency or judicial decision, including class or collective action rulings, other than bounty money properly awarded by the SEC.

14.    Trade Secrets and Confidential Information/Company Property. Employee agrees at all times hereafter to hold in the strictest confidence, and not to use or disclose to any person or entity, any Confidential Information of the Company. Employee understands that “Confidential Information” means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers of the Company on whom Employee has called or with whom he became acquainted during the term of his employment), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, or other business information disclosed to Employee by the Company either directly or indirectly, in writing, orally, or by drawings or observation of parts or equipment. Employee further understands that Confidential Information does not include any of the foregoing items that have become publicly known and made generally available through no wrongful act of Employee’s or of others who were under confidentiality obligations as to the item or items involved or improvements or new versions thereof. Employee represents that he has not to date misused or disclosed Confidential Information to any unauthorized party.

15.    DTSA Notice. Federal law provides certain protections to individuals who disclose a trade secret to their attorney, a court, or a government official in certain, confidential circumstances. Specifically, federal law provides that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret under either of the following conditions: (a) where the disclosure is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) where the disclosure is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. See 18 U.S.C. § 1833(b)(1)). Federal law also provides that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (x) files any document containing the trade secret under seal; and (y) does not disclose the trade secret, except pursuant to court order. See 18 U.S.C. § 1833(b)(2). Nothing in this Agreement is intended in any way to limit such statutory rights.

16.    No Cooperation. Subject to Section 13 above, Employee agrees that he will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in this Agreement. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that he cannot provide counsel or assistance.

17.    Mutual Nondisparagement. Except to the extent allowed under the Permitted Disclosures and Actions section, Employee agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, including of the Company’s executives, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees. Employee further agrees to not disparage or impugn the reputation of any Releasee individually or as a group, in any way, including but not limited to making any derogatory statements in verbal, written, electronic or any other form about any Releasee. The foregoing includes, but is not limited to, any derogatory statement made in, or in connection with, any article or book, on a website, in a chat room, via the Internet, television or radio or other media. Employee shall direct any inquiries by potential future employers to confirm his prior employment status to the Company’s human resources department. In response to such inquiries, Company shall provide only verification of the dates of Employee’s employment and titles held. The Company shall not make any public statement disparaging, defaming, libeling or slandering the Employee Releasees and agrees to refrain from any tortious interference with the contracts and relationships of any of the Employee Releasees. The Company further agrees to not disparage or impugn the reputation of any Employee Releasee individually or as a group, in any way, including but not limited to making any derogatory statements in verbal, written, electronic or any other form about any Employee Releasee. The foregoing includes, but is not limited to, any derogatory statement made in, or in connection with, any article or book, on a website, in a chat room, via the Internet, television or radio or other media. The Company agrees that it shall not authorize any media interviews, podcasts or similar outlets or publish any articles regarding Employee or his employment or the cessation of his employment for the twelve (12) month period following the Separation Date; provided that the foregoing shall not preclude the Company from updating its website or other similar information available publicly to reflect Employee’s employment status with the Company. Employee understands that the Company’s obligations under this paragraph extend only to the Company’s current executive officers and members of its Board of Directors and only for so long as each officer or member is an employee or director of the Company.

18.    Breach. In addition to the rights provided in the “Attorneys’ Fees” section below, the Parties acknowledge and agree that any material breach of this Agreement, unless such breach constitutes a legal action by Employee challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, or of any provision of the Confidentiality Agreement shall entitle the nonbreaching party to pursue all remedies and damages available under applicable law. In connection with breach by Employee, the Company may also seek to recover and/or cease providing the consideration provided to Employee under this Agreement and to obtain damages, except as provided by law.

19.    Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

20.    ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN ALAMEDA COUNTY, BEFORE JUDICIAL ARBITRATION & MEDIATION SERVICES, INC. (“JAMS”), PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”). THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH CALIFORNIA LAW, INCLUDING THE CALIFORNIA CODE OF CIVIL PROCEDURE, AND THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL CALIFORNIA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH CALIFORNIA LAW, CALIFORNIA LAW SHALL TAKE PRECEDENCE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES TO THE EXTENT EQUIVALENT TO COMPARABLE COURT FILING FEES (WITH THE COMPANY PAYING ANY EXCESS AMOUNT ABOVE THAT); PROVIDED, HOWEVER, THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE

FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.

21.    Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Employee or made on his behalf under the terms of this Agreement. Employee agrees and understands that he is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon.

22.    No Representations. Employee represents that he has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

23.    Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

24.    Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

25.    Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company, with the exception of the Confidentiality Agreement and the Stock Agreement, except as modified herein.

26.    No Oral Modification. This Agreement may only be amended in a writing signed by Employee and the Company’s Chief Executive Officer.

27.    Governing Law. This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions. Employee consents to personal and exclusive jurisdiction and venue in the State of California.

28.    Effective Date. Employee understands that this Agreement shall be null and void if not executed by him within twenty-one (21) days. Employee has seven (7) days after he signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Employee signed this Agreement, so long as it has been signed by the Parties and has not been revoked by Employee before that date (the “Effective Date”).

29.    Counterparts. This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

30.    Voluntary Execution of Agreement. Employee understands and agrees that he executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of his claims against the Company and any of the other Releasees. Employee acknowledges that:

(a)    he has read this Agreement;

(b)    he has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of his own choice or has elected not to retain legal counsel;

(c)    he understands the terms and consequences of this Agreement and of the releases it contains; and

(d)    he is fully aware of the legal and binding effect of this Agreement.

The Parties have executed this Agreement on the dates set forth below.

Dated: March 17, 2021		Omri Dahan, an individual

/s/ Omri Dahan

Dated: March 4, 2021		Marqeta, Inc.

	By:	/s/ Lori McAdams